SCHEDULE OF INVESTMENTS AS OF JUNE 30, 2009
		Codes							Fair Value						Change in Book / Adjusted Carrying Value				Interest
Investment Type	Cusip ID	Code	Foreign	Bond CHAR	NAIC Desig-nation	Actual Cost	Gross Unrealized Gains	Gross Unrealized Losses	Rate Used to Obtain Fair Value	Fair Value	Par Value	Par Value Canadian Dollars	Par Value US Dollars at Purchase Date	Book / Adjusted Carrying Value	Unrealized Valuation Increase / (Decrease)	Current Year's (Amortization) / Accretion	Current Year's Other Than Temporary Impairment Recognized	Total Foreign Exchange Change in Book / Adjusted Carrying Value	Rate of	Effective Rate of	When Paid	Admitted Amount Due and Accrued	Amount Received During Year
Fixed maturities, available for sale:
Universal Property and Casualty Insurance Company:
US government and agency obligations
US Treasury Note	912828-GZ-7	SD			1	$ 144,517	$ 4,593	$ -	108.875	$ 146,981	$ 135,000	$ -	$ -	$ 142,388	$ -	$ (1,137)	$ -	$ -	4.625	2.780	JJ	$ 2,604	$ 3,122
US Treasury Note	912828-KC-3	SD			1	35,169	-	(182)	99.906	34,967	35,000	-	-	35,149	-	(20)	-	-	2.000	1.842	FA	263	-
US Treasury Inflation Index Bond	912828-FL-9				1	4,949,149	36,625	-	110.837	4,987,645	4,500,000	-	-	4,951,020	2,385	(515)	-	-	2.500	1.869	JJ	54,800	-
US Treasury Inflation Index Bond	912828-BW-9				1	3,056,537	1,535	-	118.039	3,069,008	2,600,000	-	-	3,067,473	13,104	(2,167)	-	-	2.000	1.493	JJ	27,685	-
US Treasury Inflation Index Bond	912828-CP-3				1	11,070,776	357,470	-	115.778	11,577,847	10,000,000	-	-	11,220,377	144,200	5,402	-	-	2.000	2.186	JJ	104,377	-
US Treasury Inflation Index Bond	912828-DH-0				1	10,604,960	346,953	-	111.153	11,115,257	10,000,000	-	-	10,768,304	142,300	21,044	-	-	1.625	2.339	JJ	83,718	-
US Treasury Inflation Index Bond	912828-EA-4				1	32,475,101	600,164	-	110.829	33,248,740	30,000,000	-	-	32,648,576	158,200	15,275	-	-	1.875	2.015	JJ	284,485	-
US Treasury Inflation Index Bond	912828-JE-1				1	9,524,185	7,032	-	95.859	9,585,859	10,000,000	-	-	9,578,827	41,400	13,241	-	-	1.375	1.761	JJ	62,726	-
Total US government and agency obligations						$ 71,860,394	$ 1,354,372	$ (182)		$ 73,766,304	$ 67,270,000	$ -	$ -	$ 72,412,114	$ 501,589	$ 51,123	$ -	$ -				$620,658	$ 3,122

Foreign obligations
Canada Government Bond (1)	135087-YG-3		C		1FE	$ 6,258,289	$ -	$ (82,546)	105.378	$ 6,669,206	$ 6,328,841	$ 7,350,000	$ 5,833,040	$ 6,751,753	$ -	$ (38,246)	$ -	$ 531,711	3.750	1.410	JD	$ 19,453	$ 126,144
Canada Government Bond (1)	135087-YN-8		C		1FE	12,580,685	-	(202,200)	104.617	12,859,239	12,291,729	14,275,000	11,811,296	13,061,438	-	(42,063)	-	522,816	3.500	1.848	JD	35,263	148,169
Canada Government Bond (1)	135087-YS-7		C		1FE	5,516,838	40,348	-	102.490	5,431,833	5,299,867	12,500,000	10,038,548	5,391,485		(632)		(124,722)	3.000	2.640	JD	13,250	-
Canada Government Sovereign Notes (1)	135087-YP-3		C		1FE	10,326,956	48,541	-	102.758	11,060,189	10,763,336	6,155,000	5,422,747	11,011,647	-	(59,369)	-	744,061	2.750	1.109	JD	24,262	157,323
Canadian Treasury Bills (1)	1350Z7-MR-2	@	C		1FE	19,940,170	105,481	-	100.000	21,485,340	21,526,672	25,000,000	20,077,096	21,379,860	-	-	-	1,439,689	0.000	0.760	N/A	55,819	-
						$ 54,622,938	$ 194,370	$ (284,746)		$ 57,505,807	$ 56,210,445	$ 65,280,000	$53,182,727	$ 57,596,183	$ -	$ (140,310)	$ -	$ 3,113,555				$148,047	$ 431,636

Total fixed maturities, available for sale						$ 126,483,332	$ 1,548,742	$ (284,928)		$ 131,272,111	$ 123,480,445	$ 65,280,000	$53,182,727	$ 130,008,297	$ 501,589	$ (89,187)	$ -	$ 3,113,555				$768,705	$ 434,758

(1) The exchange rate used at June 30, 2009 was 1.1625 Canadian dollars per US dollar.

Investment Type	Symbol	Cusip ID	Number of Shares	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Equity securities:
Universal Property and Casualty Insurance Company
Barclays BK PLC	JJU	06739H-32-1	14,000	$ 311,392	$ 21,668	$ -	$ 333,060
Freeport-McMoran Copper & Gold Inc	FCX	35671D-85-7	38,000	1,119,591	784,589	-	1,904,180
SPDR Gold Shares	GLD	78463V-10-7	25,000	2,175,502	103,998	-	2,279,500
United States Oil Fund	USO	91232N-10-8	128,000	3,514,409	1,340,631	-	4,855,040
Walter Energy Inc.	WLT	93317Q-10-5	39,000	622,882	790,478	-	1,413,360
Barrick Gold Corp	ABX	067901-10-8	63,000	2,016,415	97,235	-	2,113,650
Central Fund Canada LTD	CEF	153501-10-1	69,000	831,948	-	(21,888)	810,060
Central Gold Trust	GTU	153546-10-6	17,500	704,241	-	(63,041)	641,200
Silver Wheaton Corp	SLW	828336-10-7	135,000	927,748	184,652	-	1,112,400
BHP Billiton Ltd ADR	BHP	088606-10-8	80,000	3,336,551	1,041,849	-	4,378,400
Rio Tinto PLC ADR	RTP	767204-10-0	16,000	1,737,579	884,341	-	2,621,920
Royal Dutch Shell	RDSA	780259-20-6	6,000	291,574	9,566	-	301,140
ETFS Commodity Secs Cotton Etc.	COTN:LN	0B15KX-T1-7	120,000	191,100	-	(17,460)	173,640
ETFS Metal Securities Ltd Palladium	PHPD:LN	B1VS30-02-4	190,000	3,764,980	945,120	-	4,710,100
ETFS Metal Securities Ltd Platinum	PHPT:LN	B1VS2W-53-8	37,900	3,646,778	801,924	-	4,448,702
ETFS Metal Security Phys Silver	PHAG:LN	0B1VS3-33-2	232,800	3,353,818	-	(233,134)	3,120,684
Ishares Silver Trust ETF	SLV	46428Q-10-9	155,000	1,985,044	88,856	-	2,073,900
Julius Baer Invt Funds ETF Gold	JBGOUA:SW	0B3F8G-34-6	1,500	1,387,670	5,440	-	1,393,110
Market Vectors ETF Gold Miners	GDX	57060U-10-0	14,000	440,000	89,410	-	529,410
Powershares DB Multi Sector Comm.	DBA	73936B-40-8	151,000	3,727,499	115,451	-	3,842,950
Powershares Multi Sector Energy	DBE	73936B-10-1	75,000	1,344,810	488,182	-	1,832,992
Powershares Multi Sector Metals Fd	DBB	73936B-70-5	150,000	1,898,698	361,802	-	2,260,500
Powershares Multi Sectr Com Oil Fd	DBO	73936B-50-7	40,000	710,000	301,596	-	1,011,596
Swedish Export Credit Corp. ETF	RJI	870297-80-1	60,000	418,447	953	-	419,400
Swedish Export Cr. Corp.	RJA	870297-60-3	300,000	2,379,780	-	(225,480)	2,154,300
United States 12 Month Oil Fnd ETF	USL	91288V-10-3	58,000	1,523,086	664,732	-	2,187,818
United States Heating Oil Fnd ETF	UHN	91204P-10-7	10,500	193,140	77,445	-	270,585
United States Nat Gas Fund ETF	UNG	912318-10-2	238,500	4,180,582	-	(872,587)	3,307,995
Zuercher KTBK Gold ETF	ZGLDUS:SW	0B3KZW-54-8	3,000	3,008,500	-	(224,500)	2,784,000
Zuercher KTBK Palladium ETF	ZPAL:SW	0B1XCL-D9-1	3,785	2,449,311	302,829	-	2,752,140
Zuercher KTBK Silver ETF	ZSIL:SW	0B1XCL-95-4	80	98,635	-	(2,656)	95,979
Zuercher KZKB Platinum ETF	ZPLA:SW	0B1XCL-H3-0	1,120	1,900,216	52,361	-	1,952,577
			2,472,685	$ 56,191,926	$ 9,555,108	$ (1,660,746)	$ 64,086,288

American Platinum Property and Casualty Insurance Company
Central Fund Canada Ltd.	CEF	153501-10-1	5,000	$ 57,350	$ 1,350	$ -	$ 58,700
Powershares DB Multi Sector Comm.	DBA	73936B-40-8	3,500	87,113	1,962	-	89,075
Swedish Expt. Cr. Corp.	RJA	870297-60-3	9,000	72,660	-	(8,031)	64,629
United States Nat. Gas Fund ETF	UNG	912318-10-2	6,000	87,090	-	(3,870)	83,220
ETF Metal Secs Physical Silver	PHAG:LN	0B285Z-K5-2	2,000	24,530	2,330	-	26,860
			25,500	$ 328,743	$ 5,642	$ (11,901)	$ 322,484

Investment Type		Cusip ID	Number of Shares	Amortized Cost / Book Value	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value
Universal Insurance Holdings, Inc.
Equity Securities:
United States Oil Fund	USO	91232N-10-8	23,000	$ 639,556	$ 232,834	$ -	$ 872,390
Walter Energy Inc	WLT	93317Q-10-5	5,000	71,059	110,141	-	181,200
Barrick Gold Corp	ABX	067901-10-8	22,000	636,533	101,567	-	738,100
Central Fund Canada LTD	CEF	153501-10-1	50,000	603,361	-	(16,361)	587,000
Central Gold Trust	GTU	153546-10-6	2,500	104,794	-	(13,194)	91,600
Silver Wheaton Corp	SLW	828336-10-7	25,000	192,164	13,836	-	206,000
BHP Billiton Ltd ADR	BHP	088606-10-8	2,000	73,854	35,606	-	109,460
Rio Tinto PLC ADR	RTP	767204-10-0	1,000	154,180	9,690	-	163,870
ETFS Commodity Secs Aluminum	ALUM:LN	0B15KX-N5-4	38,000	152,190	8,740	-	160,930
ETFS Commodity Secs Cotton Etc.	COTN:LN	0B15KX-T1-7	55,000	87,588	-	(8,003)	79,585
ETFS Metal Secs Physical Platinum	PHPT:LN	B1VS2W-55-3	500	53,657	5,033	-	58,690
ETFS Metal Securities Ltd. Palladium	PHPD:LN	B1VS30-02-4	16,700	341,837	72,156	-	413,993
Ishares Silver Trust ETF	SLV	46428Q-10-9	65,000	828,854	40,846	-	869,700
Julius Baer Invt Funds ETF Gold	JBGOUA:SW	0B3F8G-34-6	130	123,356	-	(2,620)	120,736
Market Vectors ETF Gold Miners	GDX	57060U-10-0	7,500	237,800	45,812	-	283,612
Powershares DB Multi Sector Comm	DBA	73936B-40-8	81,000	1,993,821	67,629	-	2,061,450
Powershares Multi Sector Metals Fd	DBB	73936B-70-5	103,000	1,315,117	237,093	-	1,552,210
Powershares Multi Sectr Com Oil Fd	DBO	73936B-50-7	3,000	$ 52,900	$ 22,970	$ -	$ 75,870
Swedish Export Credit Corp. ETF	RJI	870297-80-1	35,000	246,500	-	(1,850)	244,650
Swedish Expt. Cr. Corp.	RJA	870297-60-3	150,000	1,182,026	-	(104,876)	1,077,150
United States 12 Month Oil Fnd ETF	USL	91288V-10-3	5,000	136,098	52,507	-	188,605
United States Nat Gas Fund ETF	UNG	912318-10-2	144,500	2,177,423	-	(173,208)	2,004,215
ETF Metal Secs Physical Silver	PHAG:LN	0B285Z-K5-2	10,000	122,400	11,900	-	134,300
Zuercher KTBK Gold ETF	ZGLDUS:SW	0B3KZW-54-8	130	123,891	-	(3,250)	120,641
Zuercher KTBK Palladium ETF	ZPAL:SW	0B1XCL-D9-1	380	247,139	29,166	-	276,305
Zuercher KTBK Silver ETF	ZSIL:SW	0B1XCL-95-4	180	230,628	-	(14,676)	215,952
			845,520	$ 12,128,726	$ 1,097,526	$ (338,038)	$ 12,888,214

Total equity securities			3,343,705	$ 68,649,395	$10,658,276	$(2,010,685)	$ 77,296,986